Exhibit 21
Invacare Corporation Subsidiaries

1	Adaptive Switch Laboratories, Inc., a Texas corporation and wholly owned subsidiary.
2	Alber GmbH Wurenlos, a Swiss corporation and wholly owned subsidiary.
3	Altimate Medical, Inc., a Minnesota corporation and wholly owned subsidiary.
4	Aquatec Operations GmbH, a German limited liability company.
5	Carroll Healthcare General Partner Inc., an Ontario, Canada corporation and wholly owned subsidiary.
6	Carroll Healthcare, Inc. and Ontario corporation and wholly owned subsidiary.
7	Carroll Healthcare, LP, an Ontario limited partnership and wholly owned subsidiary.
8	Centralized Medical Equipment LLC, a Massachusetts limited liability company and wholly owned subsidiary.
9	Dolomite AB, a Swedish corporation and wholly owned subsidiary.
10	Dynamic Connect (Suzhou) Hi-Tech Electronics Co., Ltd., a Chinese company and wholly owned subsidiary.
11	Dynamic Controls, a New Zealand corporation and wholly owned subsidiary.
12	Dynamic Europe Ltd., a UK corporation and wholly owned subsidiary.
13	Dynamic Medical Systems, LLC., a Nevada Corporation and wholly owned subsidiary.
14	Dynamic Suzhou Holdings New Zealand, a New Zealand corporation and wholly owned subsidiary.
15	Freedom Designs, Inc., a California corporation and wholly owned subsidiary.
16	Garden City Medical Inc., a Delaware corporation and wholly owned subsidiary.
17	Invacare AB, a Swedish corporation and wholly owned subsidiary.
18	Invacare AG, a Swiss corporation and wholly owned subsidiary.
19	Invacare A/S, a Danish corporation and wholly owned subsidiary.
20	Invacare AS, a Norwegian corporation and wholly owned subsidiary.
21	Invacare GmbH, a German corporation and wholly owned subsidiary.
22	Invacare Asia Ltd., a Hong Kong company and wholly owned subsidiary.
23	Invacare Australia Pty Limited, an Australian corporation and wholly owned subsidiary.
24	Invacare Austria GmbH, an Austrian corporation and wholly owned subsidiary.
25	Invacare B.V., a Netherlands corporation and wholly owned subsidiary.
26	Invacare Canada Finance LLC, a Delaware limited liability company and wholly owned subsidiary.
27	Invacare Canada General Partners Inc., a Canadian corporation and wholly owned subsidiary.
28	Invacare Canada LP, an Ontario, Canada partnership and wholly owned subsidiary.
29	Invacare Canadian Holdings, Inc., a Delaware corporation and wholly owned subsidiary.
30	Invacare Canadian Holdings, LLC, a Delaware corporation and wholly owned subsidiary.
31	Invacare Continuing Care, Inc., a Missouri corporation and wholly owned subsidiary.
32	Invacare Credit Corporation, an Ohio corporation and wholly owned subsidiary.
33	Invacare Dolomite AB, a Swedish corporation and wholly owned subsidiary.
34	Invacare (Deutschland) GmbH, a German corporation and wholly owned subsidiary.
35	Invacare EC-Hong A/S, a Danish corporation and wholly owned subsidiary.
36	Invacare Florida Corporation, a Delaware corporation and wholly owned subsidiary.
37	Invacare Florida Holdings, LLC, a Florida limited liability company and wholly owned subsidiary.
38	Invacare France Operations SAS, A French corporation and wholly owned subsidiary.
39	Invacare Germany Holding GmbH, a German corporation and wholly owned subsidiary.
40	Invacare Holdings AS, a Norwegian corporation and wholly owned subsidiary.
41	Invacare Holdings C.V., a Netherlands wholly owned partnership subsidiary.
42	Invacare Holdings LLC, an Ohio limited liability corporation and wholly owned subsidiary.
43	Invacare Holdings New Zealand, a New Zealand corporation and wholly owned subsidiary.
44	Invacare Holdings SARL, a Luxembourg corporation and wholly owned subsidiary.

45	Invacare Holdings Two AB, a Swedish corporation and wholly owned subsidiary.
46	Invacare Holdings Two B.V., a Netherlands corporation and wholly owned subsidiary.
47	Invacare Holdings Two SARL, a Luxembourg corporation and wholly owned subsidiary.
48	Invacare Ireland Ltd., an Ireland corporation and wholly owned subsidiary.
49	Invacare International Corporation, an Ohio corporation and wholly owned subsidiary.
50	Invacare International SARL, a Swiss corporation and wholly owned subsidiary.
51	Invacare Limited, a UK corporation and wholly owned subsidiary.
52	Invacare Mauritius Holdings, a Republic of Mauritius company and wholly owned subsidiary.
53	Invacare MeccSan Srl, an Italian corporation and wholly owned subsidiary.
54	Invacare New Zealand, a New Zealand corporation and wholly owned subsidiary.
55	Invacare NV, a Belgium corporation and wholly owned subsidiary.
56	Invacare Outcomes Management LLC, a Delaware limited liability company and wholly owned subsidiary.
57	Invacare Rehabilitation Equipment (Suzhou) Company, Ltd., a Chinese company and wholly owned subsidiary.
58	Invacare Poirier SAS, a French corporation and wholly owned subsidiary.
59	Invacare Portugal Lda., a Portugal company and wholly owned subsidiary.
60	Invacare (Portugal) II—Material Ortopudico, Lda., a Portugal company and wholly owned subsidiary.
61	Invacare Rea AB, a Swedish corporation and wholly owned subsidiary.
62	Invacare, S.A., a Spanish corporation and wholly owned subsidiary.
63	Invacare UK Operations Ltd., a UK corporation and wholly owned subsidiary.
64	Invacare Verwaltungs GmbH, A German limited liability company.
65	Invamex Holdings LLC, a Delaware limited liability corporation and wholly owned subsidiary.
66	Invamex S.A. de R.L. de C.V., a Mexican corporation and wholly owned subsidiary.
67	Invatection Insurance Company, a Vermont corporation and wholly owned subsidiary.
68	Kuschall AG, a Switzerland corporation and wholly owned subsidiary.
69	Medbloc, Inc., a Delaware corporation and wholly owned subsidiary.
70	Motion Concepts, L.P., an Ontario wholly owned limited partnership.
71	Perpetual Motion Enterprises Limited, an Ontario corporation and wholly owned subsidiary.
72	Scandinavian Mobility International ApS, a Danish corporation and wholly owned subsidiary.
73	The Aftermarket Group, Inc., a Delaware corporation and wholly owned subsidiary.
74	The Helixx, Inc., an Ohio corporation and wholly owned subsidiary.
75	Ulrich Alber GmbH, Albstadt, a German limited liability company and wholly owned subsidiary.

Note, “Wholly owned subsidiary” refers to indirect, as well as direct, wholly owned subsidiaries.